Exhibit 99.2

P.O. BOX 8016, CARY, NC 27512-9903 YOUR CONSENT IS IMPORTANT! PLEASE CONSENT BY: INTERNET Go To: www.proxypush.com/BPMP • • Cast your vote online Have your written consent ready • Follow the simple instructions to record your consent PHONE    Call 1-866-868-4044 • Use any touch-tone telephone • • Have your Written Consent ready Follow the simple recorded instructions MAIL • Mark, sign and date your written consent • Fold and return your Written Consent in the postage-paid envelope provided BP Midstream Partners LP Consent Solicitation of Unitholders For Unitholders of record as of February 25, 2022 Please return this consent promptly. Your common units representing limited partner interests (“Common Units”) in BP Midstream Partners LP (“BPMP) will be tabulated and voted on the proposal as indicated on the reverse side. If you do not return this consent, it will have the same effect as a vote against the proposal. Upon the later of (i) 11:59 p.m. (Eastern Time) on April 4, 2022 and (ii) the date on which a sufficient number of consents to approve and adopt the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Merger (as defined below), have been received, the consent process will conclude. THIS WRITTEN CONSENT MAY BE REVOKED OR CHANGED BY MAILING A NOTICE OF REVOCATION OR A NEW WRITTEN CONSENT WITH A LATER DATE TO BP MIDSTREAM PARTNERS LP, C/O MEDIANT COMMUNICATIONS INC., P.O. BOX 8035, CARY, NC 27512, OR BY SUBMITTING A NEW WRITTEN CONSENT ONLINE BY VISITING WWW.PROXYDOCS.COM/BPMP AND FOLLOWING THE INSTRUCTIONS DESCRIBED THEREIN, IN EACH CASE, THAT IS RECEIVED BY THE LATER OF (I) 11:59 P.M. (EASTERN TIME) ON APRIL 4, 2022 AND (II) THE DATE ON WHICH THE CONSENTS OF A SUFFICIENT NUMBER OF BPMP COMMON UNITS TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, HAVE BEEN DELIVERED TO MEDIANT. PLEASE BE SURE TO SIGN AND DATE THIS WRITTEN CONSENT AND MARK ON THE REVERSE SIDE

BP Midstream Partners LP Consent Solicitation of Unitholders Please make your marks like this: X By signing this written consent, the undersigned shall be deemed to have voted in favor of the proposal described below with respect to all Common Units of BPMP held of record by the undersigned as of February 25, 2022 (the “Record Date”). By signing this written consent, the undersigned also acknowledges receipt of the consent statement/prospectus which is part of the YOUR CONSENT registration statement on Form F-4 (Registration No. 333-262425) of BP p.l.c. (“BP”) and which more fully describes the proposal set forth below. WITHHOLD ABSTAIN FOR CONSENT 1. The undersigned, being a holder of record as of the Record Date of BPMP common units, hereby consents to and approves, by written consent without a meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. NOTE: This written consent relates to the Agreement and Plan of Merger, dated as of December 19, 2021 (the “Merger Agreement”), by and among BP, BP Midstream Partners Holdings LLC, a Delaware limited liability company and indirect wholly owned subsidiary of BP (“Holdings”), BP Midstream RTMS LLC, a Delaware limited liability company and wholly owned subsidiary of Holdings (“Merger Sub”), BPMP and BP Midstream Partners GP LLC, a Delaware limited liability company and the general partner of BPMP (the “General Partner”) pursuant to which Merger Sub will merge with and into BPMP, with BPMP surviving as a wholly owned subsidiary of BP (the “Merger”). Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Written Consent. Signature (and Title if applicable) Date Signature (if held jointly) Date